                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 24, 1996


                          Datalogix International Inc.
             (Exact name of registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)

       000-26000                                    13-3132256
 (Commission File Number)             (I.R.S. Employer Identification No.).


                           100 Summit Lake Drive
                         Valhalla, New York 10595
                 (Address of principal executive offices)


                 Registrant's telephone number, including
                         area code: (914) 747-2900


                             Not Applicable
       (Former name or former address, if changed since last report.)



                            Page 1 of 3 Pages

Item 5. Other Events.

         The Company has previously announced that it expects to report a loss of approximately $8.0 million for its fiscal year ended June 30, 1996, including losses relating to the restatement of its financial statements for the first and second fiscal quarters of 1996. These financial statements were restated due to accounting irregularities which necessitated the elimination of a reseller transaction that was subsequently determined not to be in accordance with Company policies, to reverse a credit against royalties to Oracle Corporation and to record as compensation certain expenses related to a former employee. As a result of these restatements, the Company's Board of Directors has retained outside counsel to conduct a review of the facts and circumstances surrounding these matters and in addition the Company's business practices and procedures.

         Set forth below is certain information relating to such restatement of the Company's financial statements for the first and second fiscal quarters of 1996 (in thousands except per share data):

                                                                                           Per the Quarter Ended
                                               ----------------------------------------------------------------
                                                          September 30,                      December 31,
Fiscal Year 1996                                                  1995*                             1995*
- ---------------------------------------------- ------------------------------- --------------------------------
Total revenues                                                 $ 9,166                          $14,870
Operating expenses                                              10,760                           13,698
Income (loss) before taxes                                      (1,109)                           1,625
Net income (loss)                                                 (698)                           1,023
Earnings (loss) per share                                        (0.06)                            0.08
- ---------------------------------------------- ------------------------------- --------------------------------

* The first and second quarters of fiscal 1996 have been restated from originally reported amounts as disclosed below.

                                                                                    Per the Quarter Ended
                                               ----------------------------------------------------------------
                                                          September 30,                      December 31,
Fiscal Year 1996 - As Previously Reported                          1995                             1995
- ---------------------------------------------- ------------------------------- --------------------------------
Total revenues                                                 $10,126                          $13,910
Operating expenses                                              10,072                           13,410
Income before taxes                                                539                              953
Net income                                                         340                              600
Earnings per share                                                0.03                             0.05
- ---------------------------------------------- ------------------------------- --------------------------------


         Publication of restatements may result in the initiation of litigation. The Company is unable to predict whether litigation will be initiated against the Company, its officers or its directors, nor is it able to predict the outcome or the range of potential loss, if any, which may result if such litigation is initiated.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Datalogix International Inc.


Dated: September 26, 1996              By:    /s/ Raymond Sozzi
                                          ---------------------
                                            Name:  Raymond Sozzi
                                            Title: President and Chief
                                            Operating Officer